Exhibit 16.1

August 14, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Rumble Inc.

File No. 001-40079

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Rumble Inc. dated August 14, 2023, and agree with the statements concerning our Firm contained therein. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ MNP LLP